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                                                         EXHIBIT 16

                         [ARTHUR ANDERSEN LETTERHEAD]



                               October 27, 1995


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

        RE:  RENT-A-WRECK OF AMERICA, INC
             COMMISSION FILE NO. 0-14819

Gentlemen:

We have read Item 4 of the Form 8-K of Rent-a-Wreck of America, Inc. dated October 25, 1995, and agree with the statements contained therein.


                                        Very truly yours,

                                        Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP